Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (File No. 033-61285, effective July 25, 1995) on Form S-8 of Johnson Outdoors, Inc. of our report dated June __, 2013, relating to the financial statements and supplemental schedule of the Johnson Outdoors Retirement and Savings Plan, which appears in this Annual Report on Form 11-K of The Johnson Outdoors Retirement and Savings Plan for the year ended December 31, 2012.

/s/ McGladrey LLP
Milwaukee, Wisconsin
June __, 2013